Exhibit 77I
                                                                     Exhibit 77Q


                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        LORD ABBETT AFFILIATED FUND, INC.

        LORD ABBETT AFFILIATED FUND, INC. (hereinafter called the
"Corporation"), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The Corporation presently has authority to issue 4,000,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $4,000,000. The Board of Directors has previously classified and designated 2,900,000,000 authorized shares as Class A shares, 300,000,000 authorized shares as Class B shares, 300,000,000 authorized shares as Class C shares, 200,000,000 authorized shares as Class P shares, and 300,000,000 as Class Y shares. The number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 4,900,000,000, of the par value $.001 each, having an aggregate par value of $4,900,000.

        SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies the 900,000,000 newly authorized but unissued shares, as follows: (i) 300,000,000 shares to Class F; (ii) 300,000,000 shares to Class R2, and (iii) 300,000,000 shares to Class R3.

        THIRD: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified or reclassified as specified in Article Second above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to

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dividends, qualifications, and terms and conditions of redemption set forth in
Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

        FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with ss. 2-105(c) of the Maryland General Corporation Law. The shares of stock of the Corporation hereby classified or reclassified as specified in Article Second above have been duly classified by the Board of Directors under the authority contained in the Articles.

        FIFTH: Pursuant to ss. 2-208.1(d)(2) of the Maryland General Corporation Law, the articles supplementary to the Articles set forth herein shall become effective on August 10, 2007.

        IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on July 31, 2007.

                           LORD ABBETT AFFILIATED FUND, INC.

                           By: /s/ Lawrence H. Kaplan
                               ------------------------------
                               Lawrence H. Kaplan
                               Vice President and Secretary

WITNESS:


/s/ Christina T. Simmons
--------------------------------
Christina T. Simmons
Vice President and Assistant Secretary


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

        THE UNDERSIGNED, Vice President and Secretary of LORD AFFILIATED FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        /s/ Lawrence H. Kaplan
                                        ------------------------------
                                        Lawrence H. Kaplan
                                        Vice President and Secretary


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